Exhibit 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, Amendment No. 1, of our report dated February 18, 2000 relating to the December 31, 1999 consolidated financial statements of Ingersoll-Dresser Pump Company which appears in Flowserve Corporation's Form S-4. We also consent to the reference to us under the heading "Experts" in such Registration Statement on Form S-3.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas
June 29, 2001